Exhibit 10.4

EXECUTION COPY

MARKETING AGREEMENT

BY AND BETWEEN

COLDWELL BANKER REAL ESTATE CORPORATION,
CENTURY 21 REAL ESTATE CORPORATION,
ERA FRANCHISE SYSTEMS, INC., AND
SOTHEBY’S INTERNATIONAL AFFILIATES, INC.

AND

CENDANT MORTGAGE CORPORATION

MARKETING AGREEMENT

This Marketing Agreement (“Agreement”) is entered into as of the 31st day of January, 2005 (“Effective Date”), between Cendant Mortgage Corporation (to be renamed PHH Mortgage Corporation), a New Jersey corporation (“PHH Mortgage”) having an office at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054 and Coldwell Banker Real Estate Corporation (“Coldwell Banker”), Century 21 Real Estate LLC, ERA Franchise Systems, Inc. (“ERA”), and Sotheby’s International Affiliates, Inc., each having offices at 1 Campus Drive, Parsippany, New Jersey 07054 (each a “Brand” and collectively, the “Brands”) (collectively, the “Parties”).

WHEREAS, PHH Mortgage is engaged in providing mortgage services that include counseling, efficient processing, origination, and servicing of mortgage loans on homes located in the United States; and

WHEREAS, the Brands operate as real estate franchisors that license their respective marks, tools, and systems to independently owned and operated real estate brokerages who in turn provide home purchase and sales services to their customers; and

WHEREAS, PHH Mortgage and Coldwell Banker, ERA and TM Acquisition Corp. executed a trademark license agreement of even date herewith pursuant to which PHH Mortgage licensed Coldwell Bank Mortgage®, Century 21 Mortgage® and ERA Mortgage® names and marks; and

WHEREAS, PHH Mortgage and the Brands wish to develop a marketing program (“Program”) the purpose of which will be to market PHH Mortgage’s mortgage services to the Brands’ franchisees (the “Franchisees”) offices;

NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties hereby agree as follows:

1.	The Program.

(a)
The Brands shall recommend PHH Mortgage as their preferred providers of mortgage programs and products to their Franchisees. The Program shall also include mail inserts, brochures and advertisements on a quarterly basis to the Franchisees. In addition, the Brands shall provide access to PHH Mortgage in the Brands’ company newsletters and to all of the Franchisees, if appropriate, during periodic sales meetings. The Brands shall also actively promote the PHH Mortgage products and services to the Franchisees, and such Franchisees’ sales agents (as applicable), including without limitation, providing annual letters or e-mails (the contents of such promotional literature could be determined within the reasonable discretion of the Brands) to both the Franchisees and the Franchisees’ sales agents, as appropriate, from the respective Brands’ presidents or chief operating officers promoting the salability of the PHH Mortgage products and services. Additionally, the Brands shall provide PHH Mortgage (at no additional charge) at each of the Brand’s and Cendant’s residential real estate trade shows (as applicable) and at each of the Brand’s and Cendant’s international business conferences relating to real estate where there is a trade show: (i) two (2) complimentary standard size booths at a mutually agreeable location prominent to visitors to such trade shows or international business conference; and (ii) an opportunity for a PHH Mortgage representative to host its own break-out session (if any are held) during such conferences on a day on which a majority of such break-out sessions are being held and at a location where a majority of break-out sessions are being held, and at a location reasonably designed to obtain participation.

The Brands shall provide to PHH Mortgage (at no charge to PHH Mortgage) a meaningful opportunity for a senior member of PHH Mortgage’s management to speak for a period of time, mutually agreed upon by the parties, at each Brand’s annual franchise conventions subject to respective Brand approval of individual and script, which approval shall not be unreasonably withheld. PHH Mortgage shall abide by all reasonable rules established by the Brands or the convention center for each such convention.

The Brands shall provide to PHH Mortgage (at no charge) a “premier” (or highest level that may exist) sponsorship at all brand national conventions, regional or local conferences under the control of the Brands.

The Brands shall include on-line promotion on each of the Brand sites of the PHH Mortgage opportunity, as well as a hyperlink to the PHH Mortgage site. PHH Mortgage agrees not to over-ride any browser or back functionality for those users who arrive at the PHH Mortgage site from such link and shall provide a link back to such Brand site on each of the PHH Mortgage web pages.

The Brands shall also provide PHH Mortgage certain marketing opportunities as set forth on Exhibits A-D.

(b)
Although each Brand shall market PHH Mortgage to its Franchisees as required by the Program, the Brands shall not be required to, and they shall not as part of the Program, provide advice, counseling or assistance to consumers in connection with any particular mortgage loan for which the consumers have applied or may apply to PHH Mortgage.

(c)	The Brands shall encourage their Franchisees to embrace PHH Mortgage as each Franchisee’s provider of mortgage products and services and, when and where appropriate, to inform the Franchisees’ agents of the mortgage loan products and services offered by PHH Mortgage.

(d)	The Brands shall provide monthly reports to PHH Mortgage reflecting monthly Franchisee mortgage activity.

(e)	The Brands shall offer to PHH Mortgage those additional programs, and shall employ those strategies with respect thereto, as are listed on Exhibit E.

2.
Compensation. Beginning on March 1, 2005, PHH Mortgage shall pay a fee to the Brands (“Monthly Marketing Fee”) for the access and marketing provided under the Program every month during the term of this Agreement (“Monthly Term”). The amount of the Monthly Marketing Fee is set forth in Exhibit 2 hereto as amended from time to time in accordance with this Section 2. The Monthly Marketing Fee shall be paid in arrears, on the first day of the month next succeeding the end of the Monthly Term in respect of which such fee is paid, with the exception of the first payment which shall be made with the second payment when the second payment is due on April 1, 2005. The Parties each acknowledge and agree that the Monthly Marketing Fee reflects the reasonable and fair market value of the goods and services to be provided by the Brands under the Program, without regard to the value or volume of Mortgage Loans that may be attributable to the Program.

     Not more frequently than once each year, any Party may notify the other, in writing, of its determination (a “Determination”), and the basis thereof, that the Monthly Marketing Fee amount may fail to reflect the reasonable and fair market value of the goods and services to be provided by the Brands, such determination to be based upon all relevant information made available to the Parties, including but not limited to: (i) the number of real estate agents employed by or working with the Brand’s Franchisees; (ii) the number of real estate customers (including home buying customers) of the Brand’s Franchisees; (iii) the average, number and range of sales prices and sales of homes by the Brand’s Franchisees; (iv) the Brand’s marketing area; (v) the number of consumers and agents of the

Brand’s Franchisees indicating that they have heard, seen or recall the Program, as indicated by surveys or other mean; and (vi) changes thereto since the prior year (collectively, the “Data”). To the extent it is reasonably available, the Brands agree to provide the Data to PHH Mortgage. If the other Party agrees with the Determination, the Monthly Marketing Fee amount shall be so adjusted, effective upon the commencement of the next applicable one-month term. If there is disagreement, the Parties shall attempt in good faith to resolve the disagreement. If the Parties are unable to resolve the disagreement within sixty (60) days following the date on which the notifying Party provide notice to the other Party of its desire to change the Monthly Marketing Fee, the parties shall refer the disagreement to an independent third party jointly selected by the Parties and having expertise in the real estate brokerage and mortgage businesses to resolve the disagreement.

3.
Exclusivity. Each of the Brands hereby agrees that, except as set forth below or elsewhere in this Agreement, such Brand shall exclusively recommend PHH Mortgage as provider of Mortgage Loans to the independent sales associates affiliated with such Brand’s Franchisees. Each of the Brands further agrees that it shall actively and exclusively promote PHH Mortgage and its Mortgage Loan origination services to such Brand’s Franchisees; provided, however that:

                    (i)   No Brand Franchisee shall be required, in any manner whatsoever, to condition doing business with a customer on such customer obtaining a Mortgage Loan from, having to contact, or having to agree to be contacted by, PHH Mortgage; and

                    (ii)   PHH Mortgage acknowledges that neither the Brands nor any of their Affiliates have the right to co-brand with a Person that is not a Cendant Affiliate the “Sotheby’s International Realty” name and mark and that all marketing materials directed to the customers of the Sotheby’s Brand’s Franchisees will be branded as “PHH Mortgage.”

4.
Relationship. The relationship between PHH Mortgage and the Brands shall be that of independent contractors and no party shall be or represent itself to be an agent, employee, partner or joint venturer of the others, nor shall any party have or represent itself to have any power or authority to act for, bind or commit another party. PHH Mortgage shall have sole discretion and authority with respect to product development, origination, processing, underwriting and servicing of all mortgage financing.

5.
Confidential Information. Each party recognizes that, during the term of this Agreement, its directors, officers or employees may obtain knowledge of trade secrets, membership lists and other confidential information, including the terms of this Agreement, of the other party which are valuable, special or unique to the continued business of that party (collectively, “Confidential Information”). Accordingly, each party hereby agrees that Confidential Information will be held in strict confidence, and each Party hereto will exercise the same degree of care with respect thereto that such Party uses to preserve and safeguard its own confidential proprietary information. The Confidential Information will not directly or indirectly be divulged, disclosed, sold or communicated to any other person or entity or used for any purposes other than those purposes expressly contemplated by this Agreement, except as otherwise required by judicial or regulatory authorities having jurisdiction in respect thereof.

6.
Disclaimer. Neither PHH Mortgage nor the Brands make any representation or warranty to each other regarding the effect that this Agreement and the consummation of the transactions contemplated hereby may have upon the Foreign, Federal, State or local tax liability of the other.

7.
Severability. If any provision of this Agreement should be invalid, illegal or in conflict with any applicable state or federal law or regulation, such law or regulation shall control, to the extent of such conflict, without affecting the remaining provisions of this Agreement.

8.
Term and Termination. The term of this Agreement shall be coextensive with the term of the Strategic Relationship Agreement (as defined below). This Agreement shall terminate automatically upon the termination of the Strategic Relationship Agreement in accordance with its terms, except that the obligations of the parties set forth in Sections 5 and 9 of this Agreement shall survive any such termination and the obligations of PHH Mortgage under Section 2 of this Agreement shall survive any such termination solely with respect to any unpaid amount of any Monthly Marketing Fee payable in respect of any Monthly Term or portion thereof prior to such termination.

9.	Hold Harmless.

(a)
PHH Mortgage agrees to indemnify, defend and hold the Brands harmless from and against any and all claims, suits, actions, liability, losses, expenses, or damages which may hereafter arise, which the Brands, its affiliates, directors, officers, agents or employees may sustain due to or arising out of any negligent act or omission or by breach of any agreement with a Brand Franchisee by PHH Mortgage, its affiliates, officers, agents, representatives or employees or out of any act by PHH Mortgage, its affiliates, officers, agents, representatives or employees in violation of this Agreement or in violation of any applicable law or regulation.

(b)
The Brands agree to indemnify, defend and hold PHH Mortgage harmless from and against any and all claims, suits, actions, liability, losses, expenses, or damages which may hereafter arise, which PHH Mortgage, its affiliates, directors, officers, agents or employees may sustain due to or arising out of any gross negligence on the part of the Brands or any of their affiliates, officers, agents, representatives or employees (it being understood that no Brand Franchisee shall be an affiliate, agent or representative of a Brand for any purpose under this Agreement).

10.	License. PHH Mortgage hereby grants to the Brands during the term of this Agreement the limited, revocable license and right to use PHH Mortgage’s name, trade names (as applicable), service marks, trademarks, logos and emblems (collectively known as the “Licensed Marks”) solely for the purpose of marketing and promoting PHH Mortgage under the terms of this Agreement. The Brands shall have no right, title, or interest in or to the Licensed marks other than to use the Licensed Marks pursuant to the terms of this Agreement.

11.
Notices. All notices required or permitted by this Agreement shall be in writing and shall be given by certified mail, return receipt requested or by reputable overnight courier with package tracing capability and sent to the address at the head of this Agreement or such other address that a party specified in writing in accordance with this paragraph.

12.	Amendment. The terms and conditions of this Agreement may not be modified or amended other than by a writing signed by all Parties.

13.
Assignment; Binding Nature. The terms of this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto. This Agreement shall not be assigned by any party without the express prior written consent of the other party.

14.
Entire Agreement. This Agreement and any Exhibits attached hereto constitute the entire Agreement between the Parties and supercede any and all prior and contemporaneous agreements, understandings, documents, negotiations, and/or discussions (whether oral or written) between the Parties with respect to the subject matter hereof.

15.	Governing Law. This agreement shall be subject to and construed under the laws of the State of New York, without reference to conflicts of law provisions thereof.

16.	Definitions.

(a)	“Operating Agreement” means the Amended and Restated Limited Liability Company Operating Agreement for PHH Home Loans, LLC, dated as of January

31, 2005, by and between PHH Broker Partner Corporation and Cendant Real Estate Services Venture Partner, Inc.

(b)
“Strategic Relationship Agreement” means the Strategic Relationship Agreement, dated as of January 31, 2005, by and among Cendant Real Estate Services Group, LLC, Cendant Real Estate Services Venture Partner, Inc., PHH Corporation, PHH Mortgage, PHH Broker Partner Corporation and PHH Home Loans, LLC.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed the day and year first above written.

CENDANT MORTGAGE CORPORATION

Signature: /s/ Terence W. Edwards

By: Terence W. Edwards

Title: President and Chief Executive Officer

COLDWELL BANKER REAL ESTATE CORPORATION

Signature: /s/ Eric J. Bock

By: Eric J. Bock

Title: Executive Vice President and Secretary

CENTURY 21 REAL ESTATE LLC

Signature: /s/ Eric J. Bock

By: Eric J. Bock

Title: Executive Vice President and Secretary

ERA FRANCHISE SYSTEMS, INC.

Signature: /s/ Eric J. Bock

By: Eric J. Bock

Title: Executive Vice President and Secretary

SOTHEBY’S INTERNATIONAL AFFILIATES, INC.

Signature: /s/ Eric J. Bock

By: Eric J. Bock

Title: Executive Vice President and Secretary